Exhibit 4.1
NISSAN AUTO LEASE TRUST 2008-A
AGREEMENT OF AMENDMENT TO BASIC DOCUMENTS
     This AGREEMENT OF AMENDMENT TO BASIC DOCUMENTS, dated as of August 31, 2008 (this “Amendment”), is by and among the signatories hereto.
RECITALS:
     WHEREAS, the parties hereto have entered into the Basic Documents;
     WHEREAS, the parties hereto wish to amend the Indenture, the Agreement of Definitions and the Trust Agreement in accordance with the terms and conditions set forth below; and
     NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:
ARTICLE I
RECITALS AND DEFINITIONS
     Section 1.1 Recitals. The foregoing Recitals are hereby incorporated in and made a part of this Amendment.
     Section 1.2 Definitions. Capitalized terms used and not defined herein have the respective meanings assigned such terms in the Agreement of Definitions dated as of April 23, 2008 (as from time to time amended, supplemented or otherwise modified and in effect, the “Agreement of Definitions”), by and among Nissan Auto Lease Trust 2008-A, as issuer (the “Issuing Entity”), NILT Trust, a Delaware statutory trust, as grantor and initial beneficiary (in such capacity, the “Grantor” and the “UTI Beneficiary,” respectively), Nissan-Infiniti LT, a Delaware statutory trust (the “Titling Trust”), Nissan Motor Acceptance Corporation, a California corporation (“NMAC”), in its individual capacity, as servicer and as administrative agent (in such capacity, the “Servicer” and the “Administrative Agent,” respectively), Nissan Auto Leasing LLC II, a Delaware limited liability company (“NALL II”), NILT, Inc., a Delaware corporation, as trustee to the Titling Trust (the “Titling Trustee”), Wilmington Trust Company, a Delaware banking corporation, as owner trustee and Delaware trustee (in such capacity, the “Owner Trustee” and the “Delaware Trustee,” respectively) and U.S. Bank National Association, a national banking association (“U.S. Bank”), as trust agent and indenture trustee (in such capacity, the “Trust Agent” and the “Indenture Trustee,” respectively), which also contains rules as to usage that are applicable herein.
ARTICLE II
AMENDMENTS
     Section 2.1 Amendments to the Indenture. As of the Effective Date, the Indenture is hereby amended as follows:

Agreement of Amendment:
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     (a) Section 8.04(a) of the Indenture shall be, and hereby is, amended to (1) delete the word “and” at the end of subclause “(v)” thereof, (2) renumber subclause “(vi)” to subclause “(vii)” and (3) insert the following subclause “(vi)” in the appropriate numerical order:
     “(vi) until all Classes of Notes have been paid in full, to the Reserve Account, any remaining funds, until, on any Payment Date, the amount on deposit in the Reserve Account equals the sum of the Reserve Account Requirement and the Supplemental Reserve Account Requirement; and”
     (b) Section 8.04(c) of the Indenture shall be, and hereby is, amended and restated in its entirety to be and read as follows:
     “If on any Payment Date, after giving effect to all deposits to and withdrawals from the Reserve Account, the amount on deposit in the Reserve Account exceeds the sum of the Reserve Account Requirement and the Supplemental Reserve Account Requirement, the Indenture Trustee shall distribute any such excess amounts to the Depositor. Upon any such distributions, the Securityholders and the Swap Counterparty will have no further rights in, or claims to such amounts.”
     Section 2.2 Amendments to the Agreement of Definitions. As of the Effective Date, the Agreement of Definitions is hereby amended as follows:
     (a) Section 1.01 of the Agreement of Definitions shall be, and hereby is, amended to amend and restate the definition of “Available Funds Shortfall Amount” in its entirety to be and read as follows:
     “ “Available Funds Shortfall Amount” means, for any Payment Date and the related Collection Period, the amount, if any, by which Available Funds are less than the sum of (a) the Servicer Monthly Payment and (b) the amount necessary to make the distributions in clauses (i) through (iii) of Section 8.04(a) of the Indenture, except that the Optimal Principal Distributable Amount rather than the Monthly Principal Distributable Amount shall be used for purposes of clause (iii).”
     (b) Section 1.01 of the Agreement of Definitions shall be, and hereby is, amended to insert the following definition in the appropriate alphabetical order:
     “ “Supplemental Reserve Account Requirement” means, on any Payment Date, an amount equal to $33,010,000.”
     Section 2.3 Amendments to the Trust Agreement. As of the Effective Date, Section 5.02(a) of the Trust Agreement shall be, and hereby is, amended to amend and restate the last sentence of such section in its entirety to be and read as follows:
     “On any Payment Date on which the amount on deposit in the Reserve Account, after giving effect to all withdrawals therefrom and deposits thereto in respect of that Payment Date, exceeds the sum of the Reserve Account Requirement and the Supplemental Reserve Account Requirement, any such excess shall be released to the Depositor.”

2	Agreement of Amendment:
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ARTICLE III
EFFECTIVE DATE
     Section 3.1 Effective Date. This Amendment shall become effective as of the date first written above (such date, the “Effective Date”) upon satisfaction of the following conditions precedent:
     (a) receipt by the Issuing Entity, the Depositor, the Indenture Trustee and the Owner Trustee of duly executed counterparts of this Amendment (including by facsimile) from all of the parties hereto;
     (b) receipt by the Rating Agencies, the Trust Certificateholder, the Depositor, the Owner Trustee, the Indenture Trustee and the Swap Counterparty of the Notice of Agreement of Amendment to Basic Documents, dated as of August 26, 2008, by the Issuing Entity and the Depositor and acknowledged by certain parties thereto;
     (c) receipt by the Indenture Trustee of a duly executed and delivered Issuing Entity Request from the Issuing Entity;
     (d) receipt by the Owner Trustee of a duly executed and delivered direction letter from the Depositor;
     (e) receipt by the Indenture Trustee of an Officer’s Certificate of the Depositor certifying this Amendment shall not materially and adversely affect the interests of the Noteholders;
     (f) satisfaction of the Rating Agency Condition with respect to this Amendment;
     (g) receipt by the Indenture Trustee of an Officer’s Certificate of the Servicer certifying the Rating Agency Condition has been satisfied;
     (h) receipt by the Indenture Trustee and the Owner Trustee of an Opinion of Counsel of Mayer Brown LLP with respect to (i) certain tax matters, (ii) this Amendment being authorized or permitted by the Indenture and the Trust Agreement and (iii) true sale and nonconsolidation matters; and
     (i) receipt by the Issuing Entity of $12,450,000 from the Depositor which shall be deposited by the Issuing Entity in the Reserve Account.
ARTICLE IV
MISCELLANEOUS
     Section 4.1 Basic Documents Unaffected. Except as amended or modified herein, the parties acknowledge that the provisions of the Basic Documents remain in full force and effect and are hereby ratified and confirmed by the parties hereto. To the extent of any conflict between the Basic Documents and this Amendment, this Amendment shall control. After the

3	Agreement of Amendment:
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Effective Date all references in the Basic Documents to a particular Basic Document shall mean such Basic Document as modified or amended hereby.
     Section 4.2 Governing Law. This Amendment, as it pertains to the Indenture, shall be governed by the governing law described in Section 11.11 of the Indenture. This Amendment, as it pertains to the Agreement of Definitions, shall be governed by the governing law described in Section 1.08 of the Agreement of Definitions. This Amendment, as it pertains to the Trust Agreement, shall be governed by the governing law described in Section 12.11 of the Trust Agreement.
     Section 4.3 Captions. The various captions in this Amendment are included for convenience only and shall not affect the meaning or interpretation of any provision of this Amendment or any provision hereof.
     Section 4.4 Severability. Whenever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under the laws of any applicable jurisdiction, such provision, as to jurisdiction, shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment as to such jurisdiction or any other jurisdiction.
     Section 4.5 Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
     Section 4.6 Counterparts. This Amendment may be executed in any number of counterparts and by the parties hereto on separate signature pages, each such executed counterpart constituting an original but all together only one Amendment.
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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

NISSAN AUTO LEASE TRUST 2008-A
By:	Wilmington Trust Company, not in its individual capacity, but solely as Owner Trustee

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trust Agent, Indenture Trustee, and as Secured Party
By:
Name:
Title:

NISSAN MOTOR ACCEPTANCE CORPORATION, Individually, as Servicer, and as Administrative Agent
By:
Name:
Title:

NISSAN-INFINITI LT
By:	NILT, INC., as Trustee for Nissan-Infiniti LT

By:
Name:
Title:

S-1	Agreement of Amendment:
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NILT TRUST, as UTI Beneficiary, Grantor, and Transferor
By:	U.S. BANK NATIONAL ASSOCIATION, as Trustee for NILT Trust

By:
Name:
Title:

NILT, INC., as Trustee for Nissan-Infiniti LT
By:
Name:
Title:

NISSAN AUTO LEASING LLC II, Individually, as Depositor and as Trust Certificateholder
By:
Name:
Title:

WILMINGTON TRUST COMPANY, as Owner Trustee and as Delaware Trustee
By:
Name:
Title:

S-2	Agreement of Amendment:
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